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                                                                     Exhibit 5.2

                   [LETTERHEAD OF BARBOSA, MUSSNICH & ARAGAO]

                                                                February 4, 2005


Net Servicos de Comunicacao S.A.
Rua Verbo Divino, 1356
Sao Paulo-SP--Brazil
CEP 04719-002

                      Registration Statement on Form F-4 of
             Net Servicos de Comunicacao S.A. and Certain Guarantors
                              (File No. 333-120286)

Ladies and Gentlemen:

         We have acted as special Brazilian counsel to Net Servicos de Comunicacao S.A., a sociedade por acoes organized under the laws of the Federative Republic of Brazil (the "Company"), and each subsidiary of the Company listed on Annex A hereto (each a "Brazilian Guarantor", and collectively the "Brazilian Guarantors"), in connection with the preparation and filing by the Company and each of the subsidiaries of the Company listed on Annex B hereto (together with the Brazilian Guarantors, the "Guarantors") with the Securities and Exchange Commission (the "Commission") of a Registration Statement on Form F-4 (File No. 333-120286) (as amended to the date hereof, the "Registration Statement") relating to the Company's (i) offer to exchange US$76,593,068 aggregate principal amount of its 7.0% Senior Secured Notes due

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2009 (the "New Notes"), and cash, for US$97,692,000 12 5/8% Senior Guaranteed
Notes due 2004 (the "Existing Notes"), and (ii) solicitation of consents from holders of the Existing Notes to amendments to certain provisions of the indenture governing the Existing Notes, dated as of June 18, 1996, pursuant to which the Existing Notes were issued. The New Notes are to be issued pursuant an indenture (the "Indenture"), to be entered into among the Company, the Guarantors and The Bank of New York, as trustee. The obligations of the Company pursuant to the New Notes are each to be guaranteed by the Guarantors pursuant to and as set forth in the Indenture (each such guarantee, not including any security granted in connection with the New Notes, the "Guarantee").

         In so acting, we have examined and relied upon originals or certified, conformed or reproduction copies of such agreements, instruments, documents and records of the Company and the Guarantors (as provided to us by the Company), such certificates of public officials, and such other documents (as provided to us by the Company), and have made such investigations of law, as we have deemed necessary or appropriate for the purposes of the opinions expressed below. In all such examinations, we have assumed, without any independent investigation or inquiry of any kind, the legal capacity of all natural persons executing documents, the genuineness of all signatures on original or certified copies, the authenticity and completeness of all original or certified copies and the conformity to original or certified documents of all copies submitted to us as conformed or reproduction copies. We have relied as to factual matters upon, and have assumed the accuracy of, representations, statements and certificates of or from public officials and of or from officers and representatives of the Company, the Guarantors and others.

         We have assumed (i) that all such necessary authorizations, approvals, actions, notices or filings (other than any corporate action by the board of directors (or other equivalent body) or stockholders or quotaholders, as the case may be, of the Company or any Brazilian Guarantor) will have been obtained or will be made, as the case may be, on or prior to the date of issuance of the New Notes (the "Closing Date") and will be in full force and effect on or prior to the Closing Date, including the electronic registration (the "Electronic Registration") with the Brazilian Central Bank (the "Central Bank") to be obtained on or prior to the Closing Date and to be in full force and effect on the Closing Date, (ii) that any further necessary authorizations will be timely obtained (a) from the Central Bank in order to enable the Company to make remittances from Brazil in U.S. dollars to make payments under the New Notes or the Indenture not specifically covered by the Electronic Registration (including payments made after 120 days from their originally scheduled due date and payments made in a manner other than as provided for in the Electronic Registration) or to make payments earlier than their respective due dates, whether upon acceleration, foreclosure of assets or otherwise, and (b) from the Agencia Nacional de Telecomunicacoes - ANATEL and from the Brazilian antitrust authorities; and (iii) that the corporate acts of the Company and each of the Brazilian Guarantors authorizing the execution and performance of the obligations under the Indenture and its Guarantee, as the case may be, will be registered before each respective Board of Trade.

         Based upon the foregoing, and subject to each and all of the limitations, qualifications and assumptions set forth herein, we are of the opinion that:

         1) The Company and each Brazilian Guarantor is a sociedade por acoes or a sociedade limitada, as the case may be, duly organized and validly existing under the laws of the Federative Republic of Brazil.
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         2) The Company is duly authorized under the laws of the Federative
Republic of Brazil, and has the corporate power and authority to enter into and perform its obligations under the Indenture, as filed with the Commission.

         3) Each Brazilian Guarantor is duly authorized under the laws of the Federative Republic of Brazil, and has the corporate power and authority to enter into and perform its obligations under the Indenture and its Guarantee, as filed with the Commission.

         We are qualified to practice law in Brazil only and therefore this opinion is limited to the laws of Brazil as currently in effect. Therefore, this opinion does not cover any questions arising under or relating to any laws other than the laws of Brazil as in effect at the date of this opinion and we have assumed that there is nothing in any other law that affects our opinion. In particular, we have made no independent investigation of the laws of the State of New York, United States of America, as a basis for the opinions stated herein and do not express or imply any opinion on such laws.

         The opinions set forth above are dated as of today and limited to the laws of Brazil as in effect today. We expressly disclaim any responsibility to advise with respect to any development, modification or circumstance of any kind, including any change of law or fact which may occur after the date of this opinion letter, even though such development, circumstance or change may affect the legal analysis, legal conclusion or any other matter set forth in or relating to this opinion letter.

         This opinion is limited to the matters referred to herein and shall not be construed as extending to any other matter or any other agreement, instrument or document not referred to herein. This opinion is given solely for your benefit and may not be transmitted to anyone else nor is it to be relied upon by anyone else or for any other purpose or quoted or referred to in any public document or filed with anyone without our express consent. Notwithstanding the foregoing, and subject to the assumptions and qualifications above, Debevoise & Plimpton LLP, special New York counsel to the Company, is permitted to rely on this opinion as if it were addressed to them.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the heading "Legal Matters" in the Registration Statement.

                                    Very truly yours,



                                    /s/  Barbosa, Mussnich & Aragao
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                                                                         Annex A

Multicanal Telecomunicacoes S.A.
Net Belo Horizonte Ltda.
CMA Participacoes S.A.
Net Brasilia Ltda.
Net Rio S.A.
Net Recife Ltda.
Net Sao Paulo Ltda.
Net Campinas Ltda.
Net Indaiatuba Ltda.
Net Sao Carlos S.A.
Net Franca Ltda.
Net Sul Comunicacoes Ltda.
Horizonte Sul Comunicacoes Ltda.
DR-Empresa de Distribuicao e Recepcao de TV Ltda.
Net Parana Comunicacoes Ltda.
Net Joinville Ltda.
Net Florianopolis Ltda.
Net Curitiba Ltda.
Net Maringa Ltda.
Net Arapongas Ltda.
Net Sao Jose do Rio Preto Ltda.
Net Piracicaba Ltda.
Net Ribeirao Preto S.A.
Net Bauru Ltda.
Net Goiania Ltda.
Net Anapolis Ltda.
Net Campo Grande Ltda.
Net Sorocaba Ltda.
Net Londrina Ltda.
Cabodinamica TV Cabo Sao Paulo S.A
Reyc Comercio e Participacoes Ltda.
TV Cabo Chapeco Ltda.
TV Video Cabo de Belo Horizonte S.A
Alnor Aluminio do Norte Ltda.
Antenas Comunitarias Brasileiras Ltda.


                                                                         Annex B

Multicanal Telecomunicacoes S.A.
Net Belo Horizonte Ltda.
CMA Participacoes S.A.
Net Brasilia Ltda.
Net Rio S.A.
Net Recife Ltda.
Net Sao Paulo Ltda.
Net Campinas Ltda.
Net Indaiatuba Ltda.
Net Sao Carlos S.A.
Net Franca Ltda.
Net Sul Comunicacoes Ltda.
Horizonte Sul Comunicacoes Ltda.
DR-Empresa de Distribuicao e Recepcao de TV Ltda.
Net Parana Comunicacoes Ltda.
Net Joinville Ltda.
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Net Florianopolis Ltda.
Net Curitiba Ltda.
Net Maringa Ltda.
Net Arapongas Ltda.
Net Sao Jose do Rio Preto Ltda.
Net Piracicaba Ltda.
Net Ribeirao Preto S.A.
Net Bauru Ltda.
Net Goiania Ltda.
Net Anapolis Ltda.
Net Campo Grande Ltda.
Net Sorocaba Ltda.
Net Londrina Ltda.
Cabodinamica TV Cabo Sao Paulo S.A
Dabny, L.L.C.
Jonquil Ventures Limited
Reyc Comercio e Participacoes Ltda.
TV Cabo Chapeco Ltda.
TV Video Cabo de Belo Horizonte S.A
Alnor Aluminio do Norte Ltda.
Antenas Comunitarias Brasileiras Ltda.